Exhibit 1

NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium updates fourth quarter guidance and reports one-time adjustments

January 20, 2014 - ALL AMOUNTS ARE STATED IN U.S.$

Agrium announced today that it expects its fourth quarter 2013 earnings from continuing operations to be at the bottom of the previously released guidance range of $0.80 to $1.25 per diluted share1.

The update to guidance is primarily due to lower than expected sales prices across all Wholesale nutrients in the quarter and lower than expected UAN and domestic potash sales volumes, partly due to challenges with domestic rail shipments.

Agrium’s Retail operations are expected to achieve record results for the fourth quarter and for the 2013 year. Retail was able to offset industry headwinds of lower nutrient prices and a compressed fall season in the U.S. by achieving higher margins for nutrients, seed and services and other product lines.

Corporate inter-segment eliminations, largely related to Wholesale nutrient volumes that have been purchased by Retail but have not yet been sold to end customers, were higher than anticipated. These eliminations postpone the recognition of these sales and impacted earnings by approximately $18-million in the fourth quarter of 2013. Earnings from these sales will be recognized once Retail completes the sale to end-customers this spring.

Agrium also expects to report a number of one-time adjustments in the fourth quarter of 2013 that are excluded from the fourth quarter guidance. This includes a purchase gain of approximately $250-million related to the acquisition of the Viterra Agri-business on October 1, 2013. Pertaining to the AWB Ltd. / Landmark acquisition, we will reflect the receipt of approximately $70-million for an insurance recovery relating to a long-standing litigation case on soybean shipments and a goodwill impairment of approximately $220-million in Landmark due to lower than expected business performance and delays in synergy realization.

As noted in our January 8, 2014 press release, Agrium has completed a strategic review of our Agrium Advanced Technologies (“AAT”) business unit and is reviewing options, including divesture, for the turf and ornamental and direct solutions businesses. AAT is not expected to contribute to EBIT in the fourth quarter of 2013 due primarily to delayed sales of ESN.

[1]	Earnings are subject to completion of quarterly financial close processes and approval of the 2013 audited financial statements by Agrium’s Board of Directors.

The major assumptions made in updating our fourth quarter guidance are outlined below and include but are not limited to:

•	The exclusion from the guidance range of the effects in the fourth quarter of:

•	Share-based payments

•	Gains or losses on foreign exchange and derivative hedge positions

•	Operating results for acquired Viterra assets and related integration costs and purchase price adjustments

•	Non-recurring non-operating gains or losses

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America. Agrium’s strategy is to provide the crop inputs and services needed to feed a growing world. We focus on maximizing shareholder returns by driving continuous improvements to our base businesses, pursuing value-added growth opportunities across the crop input value chain and returning capital to shareholders.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” and “financial outlook” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, the “forward-looking statements”). All statements in this press release other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, statements as to management’s expectations with respect to: fourth quarter earnings per share being at the bottom of the previously released guidance range, future crop and crop input volumes, demand, margins, prices and sales; business and financial prospects; dividends and other plans, strategies, objectives and expectations, including with respect to future operations of Agrium and proposed acquisitions and divestitures and the growth and stability of our earnings. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such forward-looking statements.

All of the forward-looking statements are qualified by the assumptions that are stated or inherent in such forward-looking statements, including the assumptions referred to above in this news release. Although Agrium believes that these assumptions are reasonable, this list is not exhaustive of the factors that may affect any of the forward-looking statements and the reader should not place an undue reliance on these assumptions and such forward-looking statements. The key assumptions that have been made in connection with the forward-looking statements include Agrium’s ability to successfully integrate and realize the anticipated benefits of its already completed and future acquisitions, including the recently completed acquisition of the Agri-products business of Viterra.

Events or circumstances that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic, market and business conditions, weather conditions including impacts from regional flooding and/or drought conditions; crop prices; the supply and demand and price levels for our major products; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, as well as counterparty and sovereign risk; and other risk factors detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States. There is a risk that the Egyptian Misr Fertilizer Production Company nitrogen facility in Egypt may not be allowed to proceed with the completion of the two new facilities. Additionally, there are risks associated with

Agrium’s acquisition of AWB, including litigation risk resulting from AWB having been named in litigation commenced by the Iraqi Government relating to the United Nations Oil-For-Food Programme. There are risks associated with our acquisition of the Agri-products business of Viterra, including: timing and costs of the associated integration of the retained Viterra business, the size and timing of expected synergies could be less favorable than anticipated; disruption from the acquisition making it more difficult to maintain relationships with customers, employees and suppliers; our efforts to integrate Viterra’s business into our existing business could result in the disruption of our ongoing business and other risk factors detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States. Furthermore, the potential divestiture of the Turf and Ornamental and Direct Solutions businesses and any potential financial gains or losses resulting from the completion of the strategic review process may differ materially from those in the forward-looking statements.

The purpose of our guidance for the fourth quarter of 2013 is to assist readers in understanding our expected and targeted financial results and this information may not be appropriate for other purposes.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

FOR FURTHER INFORMATION:

Investor/Media Relations:

Richard Downey, Vice President, Investor & Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Louis Brown, Analyst, Investor Relations

(403) 225-7761

Contact us at: www.agrium.com